SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the registrant       / X /

Filed by a party other than the registrant     /   /

Check the appropriate box:

/ X /  Preliminary proxy statement

/   /  Definitive proxy statement

/   /  Definitive additional materials

/   /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

OPPENHEIMER HIGH YIELD FUND
- ------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)

OPPENHEIMER HIGH YIELD FUND
- ------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/ X /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or
       14a-6(j)(2).

/   /   $500 per each party to the controversy pursuant to Exchange
        Act Rule 14a-6(i)(3).

/   /   Fee Computed on table below per Exchange Act Rules 14a-6(i)(4)
        and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

(4) Proposed maximum aggregate value of transaction:

/   / Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, schedule or registration statement no.:

(3)  Filing Party:

(4)  Date Filed:

- --------------------
1 - Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                       Preliminary Copy
YOUR SHAREHOLDER VOTE IS IMPORTANT!

Your prompt response can save your Fund money.

Please vote, sign and mail your proxy ballot (this card) in the enclosed postage-paid envelope today, no matter how many shares you own. A majority of the Fund's shares must be represented in person or by proxy. Please vote your proxy so your Fund can avoid the expense of another mailing.

(Reverse side:)
Your prompt response can save your Fund the expense of another mailing. Please mark your proxy on the reverse side, date and sign it, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

                                                     Preliminary Copy
YOUR SHAREHOLDER VOTE IS IMPORTANT!

Your prompt response can save your Fund money.

Please vote, sign and mail your proxy ballot (this card) in the enclosed postage-paid envelope today, no matter how many shares you own. A majority of the Fund's shares must be represented in person or by proxy. Please vote your proxy so your Fund can avoid the expense of another mailing.


(Reverse side:)
Your prompt response can save your Fund the expense of another mailing. Please mark your proxy on the reverse side, date and sign it, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

                                                     Preliminary Copy


Oppenheimer High Yield Fund                Proxy for Shareholders Meeting
                                           to be held June 20, 1994

- -------------------------------------------------------------------
Your shareholder              Your prompt response can save your Fund the
vote is important!            expense of another mailing.

                   Please mark your proxy on the reverse side,
                              date and sign it, and return it promptly
                              in the accompanying envelope, which
                              requires no postage if mailed in the
                              United States.
- --------------------------------------------------------------------------
Oppenheimer High Yield Fund   Proxy for Shareholders Meeting to be held
June 20, 1994

The undersigned shareholder of Oppenheimer High Yield Fund (the "Fund") does hereby appoint Robert Bishop, George C. Bowen, Andrew J. Donohue and Scott Farrar, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to attend the Meeting of Shareholders of the Fund to be held June 20, 1994, at 3410 South Galena Street, Denver, Colorado at 10:00 A.M., Denver time, and at all adjournments thereof, and to vote the shares held in the name of the undersigned on the record date for said meeting for the election of Trustees and on the proposals specified on the reverse side. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.

PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES, WHICH RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR TRUSTEE AND FOR EACH PROPOSAL ON THE REVERSE SIDE. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE OR FOR IF NO CHOICE IS INDICATED.

Oppenheimer High Yield Fund      Proxy for Shareholders Meeting to be held
                                 June 20, 1994
- --------------------------------------------------------------------------
Your shareholder                  Your prompt response can save your Fund
vote is important!                money.  Please vote, sign and mail your
                                  your proxy ballot (this card) in the
                                  enclosed postage-paid envelope today,
                                  no matter how many shares you own.  A
                                  majority of the Fund's shares must be
                                  represented in person or by proxy.
                                  Please vote your proxy so your Fund can
                                  avoid the expense of another mailing.

                      Please detach at preforation before mailing.
- --------------------------------------------------------------------------
1. Election of Trustees

- -----  FOR all nominees listed         ---- WITHHOLD AUTHORITY
       (except as marked to the        to vote for all nominees
       contrary below)                 list below)

R. Avis    W. Baker      C. Conrad     J. Fossel    R. Kalinowski
   (A)       (B)            (C)          (D)            (E)

C. Kast    R. Kirchner     N. Steel      J. Swain
 (F)           (G)            (H)          (I)

INSTRUCTION: To withhold authority to vote for any individual nominee, line out that nominee's name above.

2. Ratification of selection of Deloitte & Touche as independent auditors (Proposal No. 1)

    FOR____              AGAINST____        ABSTAIN____

3.  Approval of the Fund's Amended Class A 12b-1 Service Plan (Proposal
No. 2)

    FOR____              AGAINST____        ABSTAIN____


4. For Vote of Class B Shareholders Only: Approval of the Fund's Class B 12b-1 Distribution and Service Plan (Proposal No. 3)

    FOR____              AGAINST____        ABSTAIN____

NOTE: Please sign exactly as your name(s) appear hereon. When signing as custodian, attorney, executor, administrator, trustee, etc., please give your full title as such. All joint owners should sign this proxy. If the account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give title.

                    Date -------------------, 1994
                                   (Month)       (Day)


                    Signature(s)---------------------

                    Signature(s)---------------------

                   Please read both sides of this ballot.


                                                  Preliminary Copy


OPPENHEIMER HIGH YIELD FUND

3410 South Galena Street, Denver, Colorado 80231

NOTICE OF MEETING OF SHAREHOLDERS TO BE HELD

JUNE 20, 1994

To The Class A & Class B Shareholders of
Oppenheimer High Yield Fund:

Notice is hereby given that a Meeting of the shareholders of Oppenheimer High Yield Fund (the "Fund") will be held at 3410 South Galena Street, Denver, Colorado 80231, at 10:00 A.M., Denver time, on June 20, 1994, or any adjournments thereof, for the following purposes:

(a) To elect nine Trustees to hold office until the next meeting of shareholders called for the purpose of electing Trustees or until their successors are elected and shall qualify;

(b) To ratify the selection of Deloitte & Touche as the independent certified public accountants and auditors of the Fund for the fiscal year beginning July 1, 1993 (Proposal No. 1);

(c)  To approve the Fund's Amended Class A 12b-1 Service Plan (Proposal
No. 2);

(d) For the vote of Class B Shareholders only: To approve the Fund's Class B 12b-1 Distribution and Service Plan (Proposal No. 3); and

(e) To transact such other business as may properly come before the meeting, or any adjournments thereof.

Shareholders of record at the close of business on April 22, 1994, are entitled to vote at the meeting. The election of Trustees and the Proposals are more fully discussed in the Proxy Statement. Please read it carefully before telling us, through your proxy or in person, how you wish your shares to be voted. The Board of Trustees of the Fund recommends a vote to elect each of the nominees as Trustee and in favor of each Proposal. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.

By Order of the Board of Trustees,


George C. Bowen, Secretary

May 6, 1994
- -------------------------------------------------------------------------
Shareholders who do not expect to attend the meeting are requested to indicate voting instructions on the enclosed proxy and to date, sign and return it in the accompanying postage-paid envelope. To avoid unnecessary duplicate mailings, we ask your cooperation in promptly mailing your proxy no matter how large or small your holdings may be.

OPPENHEIMER HIGH YIELD FUND
3410 South Galena Street, Denver, Colorado 80231

PROXY STATEMENT

MEETING OF SHAREHOLDERS
TO BE HELD JUNE 20, 1994

This statement is furnished to the Class A & Class B shareholders of Oppenheimer High Yield Fund (the "Fund") in connection with the solicitation by the Fund's Board of Trustees of proxies to be used at a meeting (the "Meeting") of shareholders to be held at 3410 South Galena Street, Denver, Colorado 80231, at 10:00 A.M., Denver time, on June 20, 1994, or any adjournments thereof. It is expected that the mailing of this proxy statement will be made on or about May 6, 1994. Financial statements covering the operations of the Fund for the fiscal year ended June 30, 1993, were mailed to all persons who were shareholders of record on June 30, 1993, and will be mailed to persons who became shareholders between June 30, 1993 and the record date for this Meeting simultaneously with the mailing of this Proxy Statement.

The enclosed proxy, if properly executed and returned, will be voted (or counted as an abstention) in accordance with the choices specified thereon, and will be included in determining whether there is a quorum to conduct the meeting. The proxy will be voted in favor of the nominees for Trustee named in this proxy statement unless a choice is indicated to withhold authority to vote for all listed nominees or any individual nominee. The proxy will be voted in favor of each Proposal unless a choice is indicated to vote against or to abstain from voting on that Proposal. Shares owned of record by broker-dealers for the benefit of their customers ("street account shares") will be voted by the broker-dealer based on instructions received from its customers. If no instructions are received, the broker-dealer may (if permitted under applicable stock exchange rules), vote such shares as record holder for the election of Trustees and on the Proposals in the same proportion as that broker-dealer votes street account shares for which voting instructions were received in time to be voted. If a shareholder executes and returns a proxy but fails to indicate how the votes should be cast, the proxy will be voted in favor of the election of each of the nominees named herein for Trustee and in favor of each Proposal.

The proxy may be revoked at any time prior to the voting by (1) writing to the Secretary of the Fund at 3410 South Galena Street, Denver,
Colorado, 80231; (2) attending the meeting and voting in person; or (3) signing and returning a new proxy (if returned and received in time to be voted).

The cost of the preparation and distribution of these proxy materials is an expense of the Fund. In addition to the solicitation of proxies by mail, proxies may be solicited by officers or employees of the Fund's investment adviser, Oppenheimer Management Corporation (the "Manager"), personally or by telephone or telegraph; any expenses so incurred will also be borne by the Fund. Brokers, banks and other fiduciaries may be required to forward soliciting material to their principals and to obtain authorization for the execution of proxies. For those services, if any, they will be reimbursed by the Fund for their out-of-pocket expenses.

Shares Outstanding and Entitled to Vote. As of April 22, 1994, the record date, there were --- Class A shares and --- Class B shares of the Fund issued and outstanding. Each Class A and Class B share of the Fund has voting rights as stated in this Proxy Statement, and is entitled to one vote (and a fractional share is entitled to a fractional vote) on the record date. As of the record date, no person owned of record or was known by the management of the Fund to be the beneficial owner of 5% or more of the outstanding shares of the Fund.

ELECTION OF TRUSTEES

At the Meeting, nine Trustees are to be elected to hold office until the next meeting of shareholders called for the purpose of electing Trustees or until their successors shall be duly elected and shall have qualified. The persons named as attorneys-in-fact in the enclosed proxy have advised the Fund that unless a proxy instructs them to withhold authority to vote for all listed nominees or any individual nominee, they will vote all validly executed proxies for the election of the nominees named below as Trustees of the Fund. As a Massachusetts business trust, the Fund does not contemplate holding annual shareholder meetings for the purpose of electing Trustees. Thus, the Trustees will be elected for indefinite terms until a shareholder meeting is called for the purpose of voting for Trustees.

Each of the nominees is presently a Trustee and has agreed to be nominated and, if elected, to continue to serve as a Trustee of the Fund. All Trustees except Mr. Avis have been elected by shareholders of the Fund. All of the Trustees are also trustees, directors or managing general partners of Oppenheimer Total Return Fund, Inc., Oppenheimer Equity Income Fund, Oppenheimer Cash Reserves, Oppenheimer Tax-Exempt Cash Reserves, Oppenheimer Strategic Funds Trust, Centennial America Fund, L.P., The New York Tax-Exempt Income Fund, Inc., Oppenheimer Variable Account Funds, Oppenheimer Champion High Yield Fund, Main Street Funds, Inc., Oppenheimer Strategic Short-Term Income Fund, Oppenheimer Strategic Income & Growth Fund, Oppenheimer Strategic Investment Grade Bond Fund, Oppenheimer Integrity Funds, Oppenheimer Limited-Term Government Fund, Oppenheimer Tax-Exempt Bond Fund, Centennial Money Market Trust, Centennial Government Trust, Centennial New York Tax Exempt Trust, Centennial California Tax Exempt Trust, Daily Cash Accumulation Fund, Inc. and Centennial Tax Exempt Trust (all of the foregoing funds are collectively referred to as the "Denver-based OppenheimerFunds"). Mr. Fossel and Mr. Swain are President and Chairman, respectively, of all the Denver-based OppenheimerFunds.

The nominees indicated below by an asterisk are "interested persons" (as that term is defined in the Investment Company Act of 1940, hereinafter referred to as the "Investment Company Act") of the Manager or the Fund due to the positions indicated with the Manager or its affiliates, or other positions described. The year given below indicates when the nominee first became a Trustee or Director of any of the Denver-based OppenheimerFunds without a break in service. The beneficial ownership of Class A shares listed below includes voting and investment control, unless otherwise indicated below. If any of the nominees should be unable to accept nomination or election, it is the intention of the persons named as attorneys-in-fact in the enclosed proxy to vote such proxy for the election of such other person or persons as the Board of Trustees may, in its discretion, recommend. As of ------------------, the Trustees and officers of the Fund as a group owned --------- shares of the Fund in the aggregate, which was less than 1% of the Fund's outstanding shares.

Name and Other Information:
Robert G. Avis*
first became a Trustee or Director in 1990.
Age:  62

Business Experience During the Past Five Years:
Vice Chairman of A.G. Edwards & Sons, Inc. (a broker-dealer) and A.G. Edwards, Inc. (its parent holding company); Chairman of A.G.E. Asset Management and A.G. Edwards Trust Company (its affiliated investment adviser and trust company, respectively).

Shares Beneficially Owned as of April 22, 1994:

Name And Other Information:
William A. Baker
first became a Trustee or Director in 1966.
Age:  79

Business Experience During Past Five Years:
Management Consultant.

Shares Beneficially Owned as of April 22, 1994:


Name And Other Information:
Charles Conrad, Jr.
first became a Trustee or Director in 1970.
Age:  63

Business Experience During Past Five Years:
Vice President of McDonnell Douglas, Ltd.; formerly associated with the National Aeronautics and Space Administration.

Shares Beneficially Owned as of April 22, 1994:


Name And Other Information:
Jon S. Fossel*
first became a Trustee or Director in 1990.
Age:  52

Business Experience During Past Five Years:
Chairman, Chief Executive Officer and a director of the Manager; President and a director of Oppenheimer Acquisition Corp. ("OAC"), the Manager's parent holding company; President and a director of HarbourView Asset Management Corp. ("HarbourView"), a subsidiary of the Manager; a director of Shareholder Services, Inc. ("SSI") and Shareholder Financial Services, Inc. ("SFSI"), transfer agent subsidiaries of the Manager; formerly President of the Manager.


Shares Beneficially Owned as of April 22, 1994:


Name And Other Information:
Raymond J. Kalinowski
first became a Trustee or Director in 1988.
Age:  64

Business Experience During Past Five Years:
Formerly Vice Chairman and a director of A.G. Edwards, Inc., parent holding company of A.G. Edwards & Sons, Inc. (a broker-dealer) of which he was Senior Vice President.

Shares Beneficially Owned as of April 22, 1994:


Name And Other Information:
C. Howard Kast
first became a Trustee or Director in 1988.
Age:  72

Business Experience During Past Five Years:
Formerly Managing Partner of Deloitte, Haskins & Sells (an accounting firm).

Shares Beneficially Owned as of April 22, 1994:


Name And Other Information:
Robert M. Kirchner
first became a Trustee or Director in 1963.
Age:  72

Business Experience During Past Five Years:
President of The Kirchner Company (management consultants).

Shares Beneficially Owned as of April 22, 1994:


Name And Other Information:
Ned M. Steel
first became a Trustee or Director in 1963.
Age:  78

Business Experience During Past Five Years:
Chartered Property and Casualty Underwriter; formerly Senior Vice
President and a director of Van Gilder Insurance Corp. (insurance brokers).

Shares Beneficially Owned as of April 22, 1994:


Name And Other Information:
James C. Swain*
first became a Trustee or Director in 1969.
Age:  60

Business Experience During Past Five Years:
Vice Chairman of the Manager, President and a director of Centennial Asset Management Corporation ("Centennial"), an investment adviser subsidiary of the Manager; formerly President and a director of Oppenheimer Asset Management Corporation ("OAMC"), an investment adviser which was a subsidiary of the Manager, and Chairman of the Board of SSI.

Shares Beneficially Owned as of April 22, 1994:


_______________________
* A nominee who is an "interested person" of the Fund or the Manager under the Investment Company Act.

Vote Required. The affirmative vote of a plurality of the votes cast by shareholders of the Fund without regard to class is required for the election of each nominee. The Board of Trustees recommends a vote in favor of electing each nominee.

The primary responsibility for the management of the Fund rests with the Board of Trustees. The Trustees meet regularly to review the activities of the Fund and of the Manager, which is responsible for the Fund's day-to-day operations. Six meetings of the Trustees were held in the fiscal year ended June 30, 1993, and all of the Trustees were present for at least 75% of those meetings. The Trustees of the Fund have appointed an Audit Committee, comprised of Messrs. Baker (Chairman), Conrad and Kirchner, none of whom is an "interested person" (as that term is defined in the Investment Company Act) of the Manager or the Fund. The functions of the Committee include (i) making recommendations to the Board concerning the selection of independent auditors for the Fund; (ii) reviewing the methods, scope and results of audits and the fees charged;
(iii) reviewing the adequacy of the Fund's internal accounting procedures and controls; and (iv) establishing a separate line of communication between the Fund's independent auditors and its independent Trustees. The Committee met six times during the fiscal year ended June 30, 1993, and all members attended at least 75% of the meetings held during that period. The Board of Trustees does not have a standing nominating or compensation committee.

Remuneration of Trustees and Officers. Messrs. Swain and Fossel and the other officers of the Fund listed below are affiliated with the Manager and receive no salary or fee from the Fund. The Fund currently pays the other Trustees an annual fee varying from $6,000 to $8,641 for serving as Trustee or as Chairman or a member of the Audit and Review Committee of the Board of Trustees. The fees include fees for attending meetings, which vary according to the number of meetings attended. During the fiscal year ended June 30, 1993, Trustees' fees and expenses aggregated $44,389.

Officers of the Fund. Each officer of the Fund is elected by the Trustees to serve an annual term. Information is given below about the executive officers who are not Trustees of the Fund, including their business experience during the past five years. Messrs. Bowen, Donohue, Zack, Bishop and Farrar serve in a similar capacity with the other Denver-based OppenheimerFunds listed above.

Ralph W. Stellmacher, Vice President and Portfolio Manager; Age: 35 Senior Vice President of the Manager; an officer of other
OppenheimerFunds.

Andrew J. Donohue, Vice President; Age: 43
Executive Vice President and General Counsel of Oppenheimer Management Company ("OMC") (the "Manager") and Oppenheimer Funds Distributor, Inc. (the "Distributor"); an officer of other OppenheimerFunds; formerly Senior Vice President and Associate General Counsel of the Manager and the Distributor; Partner in, Kraft & McManimon (a law firm); an officer of First Investors Corporation (a broker-dealer) and First Investors Management Company, Inc. (broker-dealer and investment adviser); director and an officer of First Investors Family of Funds and First Investors Life Insurance Company.

George C. Bowen, Vice President, Secretary and Treasurer; Age: 57
Senior Vice President and Treasurer of the Manager; Vice President and Treasurer of the Distributor and HarbourView; Senior Vice President, Treasurer, Assistant Secretary and a director of Centennial; Vice President, Treasurer and Secretary of SSI and SFSI; an officer of other OppenheimerFunds; formerly Senior Vice President/Comptroller and Secretary of OAMC.

Robert G. Zack, Assistant Secretary; Age: 45
Senior Vice President and Associate General Counsel of the Manager; Assistant Secretary of SSI and SFSI; an officer of other OppenheimerFunds.

Robert Bishop, Assistant Treasurer; Age: 35
Assistant Vice President of the Manager/Mutual Fund Accounting; an officer of other OppenheimerFunds; previously a Fund Controller for the Manager, prior to which he was an Accountant for Resolution Trust Corporation and previously an Accountant and Commissions Supervisor for Stuart James Company Inc., a broker-dealer.

Scott Farrar, Assistant Treasurer; Age: 28
Assistant Vice President of the Manager/Mutual Fund Accounting; an officer of other OppenheimerFunds; previously a Fund Controller for the Manager, prior to which he was an International Mutual Fund Supervisor for State Street Bank & Trust Company, before which he was a sales representative for Central Colorado Planning.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(Proposal No. 1)

The Investment Company Act requires that independent certified public accountants and auditors ("auditors") be selected annually by the Board of Trustees and that such selection be ratified by the shareholders at the next-convened annual meeting of the Fund, if one is held. The Board of Trustees of the Fund, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Fund or the Manager, selected Deloitte & Touche ("Deloitte") as auditors of the Fund for the fiscal year beginning July 1, 1993. Deloitte also serves as auditors for the Manager and certain other funds for which the Manager acts as investment adviser. At the Meeting, a resolution will be presented for the Class A and Class B shareholders' vote to ratify the selection of Deloitte as auditors. Representatives of Deloitte are not expected to be present at the meeting but will be available should any matter arise requiring their presence. The Board of Trustees recommends approval of the selection of Deloitte & Touche as auditors of the Fund.

APPROVAL OF AMENDMENTS TO THE FUND'S CLASS A SERVICE PLAN
(Proposal No. 2)

In July of 1991, the Fund's shareholders approved a plan of distribution under Rule 12b-1 of the Investment Company Act. In June of 1993, this plan was amended to restructure it as a Service Plan and Agreement for Class A shareholders (the "Current Plan") under which the Fund reimburses Oppenheimer Funds Distributor, Inc. (the "Distributor") for all or a portion of its costs incurred in connection with the personal service and maintenance of accounts that hold Class A shares of the Fund acquired on or after April 1, 1991. The 1993 amendment did not increase the payments made by the Fund.

The Fund's Board of Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Fund and who have no direct or indirect financial interest in the operation of the Current Plan or in any related agreements ("Independent Trustees"), has approved amendments to the Fund's Current Plan, to allow payments to be made with respect to all Class A Fund shares, including those acquired prior to April 1, 1991. The Board determined to recommend the proposed Class A Service Plan and Agreement (the "Proposed Class A Service Plan") for approval by the shareholders. A copy of the Proposed Class A Service Plan is attached as Exhibit B to this proxy statement.

Article III, Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD Rule") establishes limits on the total amount of sales charges and asset-based charges that may be applicable to shares of an investment company sold by a broker-dealer member of the NASD. Under the Rule, the Fund may pay 0.25% of its average annual net assets as a service fee to brokers, dealers or other financial intermediaries for providing personal services and/or maintenance of shareholder accounts. The Current Plan and the Proposed Plan permit the Fund to make such service payments.

The rate of the fee payable under both the Current Plan and the Proposed Class A Service Plan is the same. Each plan has the effect of increasing the Fund's Class A expenses by up to 0.25% of the Fund's average net assets. Under the Current Plan, the Fund may make payments to the Distributor for a portion of its costs incurred in connection with the personal service and maintenance of accounts that hold Class A shares of the Fund acquired on or after April 1, 1991. Under the Proposed Class A Service Plan, the Fund may make payments to the Distributor for costs incurred in connection with the personal service and maintenance of shareholder accounts regardless of when the shares held in the accounts were acquired. For the fiscal year ended June 30, 1993, payments under the class A Plan totalled $1,022,746, all of which was paid by the Distributor to Recipients, including $27,357 paid to an affiliate of the Distributor.

Description of the Proposed Class A Service Plan. Under the Proposed Class A Service Plan, the Fund will reimburse the Distributor quarterly for all or a portion of its costs incurred in connection with the service and maintenance of shareholder accounts that hold Class A Shares of the Fund. The Distributor will be reimbursed for quarterly payments made to certain dealers, brokers, banks or other financial institutions (each is referred to as a "Recipient") that have provided personal service and maintenance of shareholder accounts. Such services may include but are not limited to answering routine inquiries from the Recipient's customers concerning the Fund, providing such customers with information on their investment in shares, assisting in the establishment and maintenance of accounts or sub-accounts in the Fund, making the Fund's investment plans and dividend payment options available, and providing such other information and customer liaison services and the maintenance of accounts as the Distributor or the Fund may reasonably request.

The Proposed Class A Service Plan provides that within 45 days of the end of each calendar quarter, the Distributor shall pay each Recipient a fee for its services at a rate to be determined from time to time by the Board, but not to exceed .0625% (0.25% annually) of the average net asset value of Class A Fund shares owned by the Recipient or its customers. However, no payment will be made to a Recipient in any quarter if the aggregate average value of all Fund shares held by the Recipient for itself and its customers, does not exceed a minimum amount to be determined from time to time by the Funds' Board of Trustees and its Independent Trustees. The Board has not established any minimum amount. Initially, the Board of Trustees has set the rate for assets sold on or after April 1, 1991 at the maximum rate and has initially set the rate that will apply to assets representing shares sold before April 1, 1991 at the annual rate of 0.15%. However, the Board may increase the rate for assets sold before April 1, 1991, but in no event greater than the maximum amount. A Recipient may be affiliated with the Distributor. The Proposed Class A Service Plan would permit the Distributor and the Manager to make additional distribution payments to Recipients from their own resources at no cost to the Fund. The Distributor and the Manager may, in their sole discretion, increase or decrease the amount of payments they make to Recipients from their own assets.

If approved at this meeting and implemented, the Proposed Class A Service Plan would have the effect of increasing the Fund's expenses for Class A shares from what they otherwise would be under the Current 12b-1 Plan, but by no more than .25% of the average annual net asset value of shares acquired before April 1, 1991. It is estimated that the Fund's total expense ratio would have increased from 0.95% of annual net assets to 1.02% of annual net assets based on the Fund's actual annualized expenses for the six month period ended December 31, 1993, had the Proposed Class
A Service Plan been in effect. As the proportion of Fund shares purchased before April 1, 1991 to outstanding Fund shares decreases, the actual incremental expenses, on a percentage basis, created by Proposed Class A Service Plan payments over Current 12b-1 Plan payments will decrease, but overall, Class A expenses will increase.

Under the Current Plan and the Proposed Class A Service Plan, the Treasurer of the Fund shall provide a written report to the Fund's Board of Trustees at least quarterly for its review as to the amount of all payments made pursuant to the Plan and, the purposes for which the payments were made and, in the case of payments to Recipients, the identity of each Recipient. The Plans further provide that while in effect, the selection and nomination of those Trustees of the Fund who are not "interested persons" of the Fund is committed to the discretion of the Independent Trustees. This does not prevent the involvement of others in such selection and nomination if the final decision on any such selection or nomination is approved by a majority of the Independent Trustees.

If approved, the Proposed Class A Service Plan (unless terminated as indicated below) shall take effect as of July 1, 1994, replacing the Fund's Current Plan and shall continue in effect until October 31, 1994 and from year to year thereafter only as long as such continuance is specifically approved at least annually by the Fund's Board of Trustees (and its Independent Trustees) by a vote cast in person at a meeting called for the purpose of voting on such continuance. The Proposed Class A Service Plan may be terminated at any time by the vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding Class A shares of the Fund. The proposed Class A Service Plan may not be amended to increase materially the amount of payments to be made, unless such amendment is approved by shareholders in the manner described below under "Vote Required", and all material amendments must be approved by a vote of the Board of the Fund, including a majority of the Independent Trustees, cast in person at a meeting called for that purpose.

Any expenses accrued under the Proposed Class A Service Plan by the Distributor in one fiscal quarter of the Fund may not be paid from distribution fees received from the Fund in subsequent fiscal quarters of the Fund. Thus, if the proposed Class A Service Plan were terminated, no amounts (other than amounts accrued prior to termination but not yet paid) would be owed by the Fund to the Distributor. In addition, Class A Service Plan fees received from the Fund would not be used to pay any interest expense, carrying charges or other financial costs, or allocation of overhead of the Distributor.

Analysis of the Proposed Class A Service Plan by the Board of Trustees.
In considering whether to recommend the Current Plan amendments for approval, the Board requested and evaluated information it deemed necessary to make an informed determination. The Manager has represented to the Board that, in its opinion, it would be injurious to the Fund and result in increased redemption of shares of the Fund if the Current Plan was not amended. The Manager believed that providing continuing payments to dealers for services provided to Fund shareholders in connection with all Class A shares could help reduce redemptions of Fund shares by giving Recipients a financial incentive in having the Fund shares remain outstanding. Stabilizing or increasing Fund assets by encouraging Recipients to maintain accounts in the Fund can benefit the Fund and its shareholders by maintaining or reducing per-share operating expenses and providing a more stable cash flow for investment management purposes. The Board therefore deemed it in the best interest of the Fund and its shareholders to amend the Current Plan as described. The Board was advised that many brokers, dealers and other financial institutions currently provide services to customers who own shares of the Fund acquired before April 1, 1991 for which they receive no compensation from the Fund. The Manager further advised the Board that, especially in light of the amendments to the NASD Rule permitting certain payments as compensation for continuing service, Recipients have complained that it is inequitable to compensate Recipients for providing services for some shares of the Fund (i.e., those sold on or after April 1, 1991) but not for others.

Vote Required. Class B shares of the Fund automatically convert into Class A shares after six years, as described in the Fund's Prospectus.
For that reason, the Fund is required by an exemptive order issued by the Securities and Exchange Commission to obtain the approval of Class B as well as Class A shareholders to the proposed change to the Class A Service Plan. An affirmative vote of the holders of a "majority" of the Class A and Class B shares of the Fund, voting separately by class, is required for approval of this Proposal. Such "majority" vote is defined in the Investment Company Act as the vote of the holders of the lesser of (i) 67% or more of the shares present or represented by proxy at the shareholder meeting, if the holders of more than 50% of the outstanding shares of that class are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Class. If the Proposal is not approved, the Fund's Service Plan will remain unchanged and will apply only to shares acquired on or after April 1, 1991. The Board of Trustees recommends a vote in favor of approving this Proposal.

APPROVAL OF THE FUND'S CLASS B 12b-1 DISTRIBUTION
AND SERVICE PLAN AND AGREEMENT
(Proposal No. 3)

NOTE: This Proposal applies to Class B Shareholders only.

Class B shares were first offered to the public on May 3, 1994. At that time, the Fund had adopted a Distribution Plan and Agreement for Class B shares pursuant to Rule 12b-1 of the Investment Company Act. In June of 1993, the Fund's Board of Trustees, including a majority of the Independent Trustees (as defined in Proposal number 2 above) approved amendments to this plan to recharacterize it as a Distribution and Service Plan and Agreement (the "Distribution and Service Plan") in conformity with the NASD Rule which permits the Fund to pay up to 0.25% of its average annual net assets as a service fee and up to 0.75% of its average annual assets as an asset-based sales charge. In February of 1994, the Distribution and Service Plan was further amended to eliminate a provision which would require the Fund to continue to make payments to the Distributor after a termination of the Distribution and Service Plan.

Under the Distribution and Service Plan, the Fund may use a portion of its assets to compensate the Distributor for costs incurred in connection with the personal service and maintenance of shareholder accounts that hold Class B shares and for its other costs incurred in connection with the distribution of Class B shares of the Fund. A copy of the Distribution and Service Plan is included as Exhibit C to this Proxy Statement.

If the Class B shareholders approve this Proposal, the Distribution and Service Plan shall, unless terminated as described below, continue in effect until October 31, 1994 and from year to year thereafter only so long as such continuance is specifically approved at least annually by the Fund's Board of Trustees and its Independent Trustees by a vote cast in person at a meeting called for the purpose of voting on such continuance. The Distribution and Service Plan may be terminated at any time by a vote of a majority of the Independent Trustees or by a vote of the holders of a "majority" (as defined in the Investment Company Act) of the Fund's outstanding Class B shares. The Distribution and Service Plan may not be amended to increase materially the amount of payments to be made without approval by Class B shareholders. All material amendments must be approved by the Independent Trustees.

Description of the Distribution and Service Plan. Under the Distribution and Service Plan, the Fund will reimburse the Distributor for some or all of its costs incurred in the rendition of personal services and account maintenance and also for other services rendered to the Fund in connection with the distribution of the Fund's Class B shares. The Fund will pay to the Distributor an asset-based sales charge of 0.75% per annum of Class
B shares outstanding for six years or less, and will also pay a service fee of 0.25% per annum, each of which is computed on the average annual net assets of Class B shares of the Fund.

The Distribution and Service Plan provides for payments for two different distribution related functions. The Distributor pays certain brokers dealers, banks or other institutions ("Recipients") a service fee of 0.25% for personal services to Class B shareholders and maintenance of shareholder accounts by those Recipients. The services to be rendered by Recipients in connection with personal services and the maintenance of Class B shareholder accounts may include but shall not be limited to, the following: answering routine inquiries from the Recipient's customers concerning the Fund, providing such customers with information on their investment in shares, assisting in the establishment and maintenance of accounts or sub-accounts in the Fund, making the Fund's investment plans and dividend payment options available, and providing such other information and customer liaison services and the maintenance of accounts as the Distributor or the Fund may reasonably request. If the Distributor renders such services, it is permitted under the Distribution and Service Plan to retain service fee payments to reimburse it for its costs in rendering such services.

Service fee payments by the Distributor to Recipients will be made (i) in advance for the first year Class B shares are outstanding, following the purchase of shares, in an amount equal to 0.25% of the net asset value of the shares purchased by the Recipient or its customers and (ii) thereafter, on a quarterly basis, computed as of the close of business each day at an annual rate of 0.25% of the net asset value of Class B shares held in accounts of the Recipient or its customers. In the event Class B shares are redeemed less than one year after the date such shares were sold, the Recipient is obligated to repay to the Distributor on demand a pro rata portion of such advance service fee payments, based on the ratio of the time such shares were held to one (1) year.

The Distribution and Service Plan also provides that the Fund will pay the Distributor an asset-based sales charge of 0.75% to reimburse it for other costs incurred by the Distributor in connection with the distribution of the Fund's Class B shares. The distribution assistance and administrative support services rendered by the Distributor in connection with the sales of Class B shares may include: (i) paying sales commissions to any broker, dealer, bank or other institution that sell the Fund's Class B shares,
(ii) paying compensation to and expenses of personnel of the Distributor who support distribution of Class B shares by Recipients, and (iii) paying of or reimbursing the Distributor for interest and other borrowing costs incurred on any unreimbursed expenses carried forward to subsequent fiscal quarters. The other distribution assistance in connection with the sale of Class B shares to be rendered by the Distributor and Recipients include, but shall not be limited to, the following: distributing sales literature and prospectuses other than those furnished to current Class
B shareholders, processing Class B share purchase and redemption transactions and providing such other information in connection with the distribution of Class B shares as the Distributor or the Fund may reasonably request.

The Distributor currently pays sales commissions from its own resources to Recipients at the time of sale equal to 3.75% of the purchase price of Fund shares sold by such Recipient, and advances the first year service fee of 0.25%. The asset-based sales charge payments by the Fund to the Distributor under the Distribution and Service Plan are intended to allow it to recoup such sales commissions plus financing costs. The Distributor anticipates that it will take a number of years to recoup the sales commissions paid to Recipients from the Fund's payments to the Distributor under the Distribution and Service Plan, and from the contingent deferred sales charge deducted from redemption proceeds for Class B shares redeemed before the end of six years of their purchase.

Asset-based sales charge payments are designed to permit an investor to purchase shares of the Fund without the assessment of a front-end sales load and at the same time permit the Distributor to compensate Recipients in connection with the sale of shares of the Fund. Actual distribution expenses for any given quarter may exceed the aggregate of payments received pursuant to the Distribution and Service Plan and contingent deferred sales charges, and such expenses will be carried forward and paid in future periods. The Fund will be charged only for interest expenses, carrying charges or other financial costs that are directly related to the carry-forward of actual distribution expenses. For example, if the Distributor incurred distribution expenses of $4 million in a given fiscal year, of which $2,000,000 was recovered in the form of contingent deferred sales charges paid by investors and $1,600,000 was reimbursed in the form of payments made by the Fund to the Distributor under the Distribution and Service Plan, the balance of $400,000 (plus interest) would be subject to recovery in future fiscal years from such sources.
The Distribution and Service Plan contains a provision which provides that the Board may allow the Fund to continue payments to the Distributor until the Distributor is reimbursed for certain expenses incurred for Class B shares sold prior to termination of the Distribution and Service Plan. Pursuant to this provision, payment of the asset-based sales charge of up to 0.75% per annum could continue after termination. The Distribution and Service Plan has the effect of increasing annual expenses of Class B shares of the Fund by up to 1.00% of the class's average annual net assets from what those expenses would otherwise be. Payments under the Class B Plan through March 31, 1994 were $_______, and the amount of carry-forward expenses were $__________.

Additional Information. While the Distribution and Service Plan is in effect, the Treasurer of the Fund shall provide a separate written report to the Fund's Board of Trustees at least quarterly on the amount of all payments made pursuant to the Distribution and Service Plan, the purpose for which the payment was made and the identity of each Recipient that received any such payment. The report for the Distribution and Service Plan shall also include the distribution and service costs for that quarter, and such costs for previous fiscal periods that are carried forward, as explained above. Each report, including the allocations on which such payments are based, will be subject to the review and approval of the Independent Trustees in the exercise of their fiduciary duty. The Distribution and Service Plan further provides that while it is in effect, the selection and nomination of those Trustees of the Fund who are not "interested persons" of the Fund is committed to the discretion of the Independent Trustees. This does not prevent the involvement of others in such selection and nomination if the final decision on any such selection or nomination is approved by a majority of the Independent Trustees.

Under the Distribution and Service Plan, no payment will be made to any Recipient in any quarter if the aggregate net asset value of all Fund shares held by the Recipient for itself and its customers did not exceed a minimum amount, if any, that may be determined from time to time by a majority of the Independent Trustees. Initially, the Board of Trustees has set the fee at the maximum rate and set no minimum amount. The Distribution and Service Plan permits the Distributor and the Manager to make additional distribution payments to Recipients from their own resources (including profits from management fees) at no cost to the Fund. The Distributor and the Manager may, in their sole discretion, increase or decrease the amount of distribution assistance payments they make to Recipients from their own assets.

Analysis of the Distribution and Service Plan by the Board of Trustees.
In considering whether to recommend the Distribution and Service Plan for approval, the Board requested and evaluated information it deemed necessary to make an informed determination. The Board found that there is a reasonable likelihood that the Distribution and Service Plan will benefit the Fund and its Class B shareholders by providing financial incentives to financial intermediaries to attract new Class B shareholders to the Fund and by assisting the efforts of the Fund and the Distributor to service and retain existing shareholders and attract new investments. The Distribution and Service Plan should enable the Fund to be competitive with similar funds, including funds which impose sales charges, that provide financial incentives to institutions that direct investors to such funds, and which provide shareholder servicing and administrative services.

The Board concluded that it is likely that the Distribution and Service Plan will benefit Class B shareholders of the Fund by enabling the Fund to maintain or increase its present asset base in the face of competition from a variety of financial products. The Trustees recognized that payments made pursuant to the Distribution and Service Plan might be offset in part by economies of scale associated with the growth of the Fund's assets. Costs of shareholder administration and transfer agency operations will be spread among a larger number of shareholders as the Fund grows larger, thereby reducing the Fund's expense ratio. The Manager has advised the Trustees that investing larger amounts of money is made more readily, more efficiently, and at lesser cost to the Fund. The Board found that a positive flow of new investment money is desirable primarily to offset the potentially adverse effects that might result from a pattern of net redemptions. Net cash outflow increases the likelihood that the Fund will have to dispose of portfolio securities for other than investment purposes. Net cash inflow minimizes the need to sell securities to meet redemptions when investment considerations would dictate otherwise, reduces daily liquidity requirements, and may assist in a prompt restructuring of the portfolio without the need to dispose of present holdings.

Stimulation of distribution of mutual fund shares and providing for shareholder services and account maintenance services by payments to a mutual fund's distributor and to brokers, dealers, banks and other financial institutions has become common in the mutual fund industry. Competition among brokers and dealers for these types of payments has intensified. The Trustees concluded that promotion, sale and servicing of mutual fund shares and shareholders through various brokers, dealers, banks and other financial institutions is a successful way of distributing shares of a mutual fund. The Trustees concluded that without an effective means of selling and distributing Fund shares and servicing shareholders and providing account maintenance, expenses may remain higher on a per share basis that those of some competing funds. The Distribution and Service Plan proposed for shareholder approval is designed to stimulate sales by and services from many types of financial institutions.

The Trustees recognize that the Manager will benefit from the implementation of the Distribution and Service Plan through larger investment advisory fees resulting from an increase in Fund assets, since its fees are based upon a percentage of net assets of the Fund. The Board, including each of the Independent Trustees, determined that the Distribution and Service Plan would be in the best interests of the Fund, and that its implementation has a reasonable likelihood of benefiting the Fund and its Class B shareholders. In its annual review of the Distribution and Service Plan, the Board will consider the continued appropriateness of the Distribution and Service Plan, including the level of payments provided for therein.

Vote Required. Pursuant to Rule 12b-1 under the Investment Company Act and the Distribution and Service Plan, an affirmative vote of the holders of a "majority" (as defined in the Investment Company Act) of the Fund's Class B voting securities is required for approval of the Distribution and Service Plan. The requirements for such "majority" vote under the Investment Company Act are as described in Proposal No. 2. A vote in favor of this Proposal shall be deemed a vote to approve the payments under the prior Distribution Plan and to approve the Distribution and Service Plan. The Board of Trustees recommends a vote in favor of approving Distribution and Service Plan.

ADDITIONAL INFORMATION

The Manager. Subject to the authority of the Board of Trustees, the Manager is responsible for the day-to-day management of the Fund's business. The Manager is a wholly-owned subsidiary of OAC, a holding company controlled by Massachusetts Mutual Life Insurance Company ("MassMutual"), 1295 State Street, Springfield, MA 01111. OAC acquired the Manager on October 22, 1990. As indicated below, the common stock of OAC is owned by (i) certain officers and/or directors of the Manager (ii) MassMutual and (iii) another investor. No institution or person holds 5% or more of OAC's outstanding common stock except Donald W. Spiro (5.24%) and MassMutual. MassMutual has engaged in the life insurance business since 1851. It is the nation's twelfth largest life insurance company by assets and has an A.M. Best Co. rating of "A+".

The common stock of OAC is divided into three classes. At December 31, 1993, MassMutual held (i) all of the 2,160,000 shares of Class A voting stock, (ii) 317,854 shares of Class B voting stock, and (iii) 350,063 shares of Class C non-voting stock. This collectively represented 74.1% of the outstanding common stock and 84.9% of the voting power of OAC as of December 31, 1993. Certain officers and/or directors of the Manager as a group held (i) 821,455 shares of the Class B voting stock, representing 21.5% of the outstanding common stock and 12.6% of the voting power, and (ii) options acquired without cash payment which, when they become exercisable, allow the holders to purchase up to 706,150 shares of Class C non-voting stock. That group includes persons who serve as officers of the Fund and two of whom (Messrs. Jon S. Fossel and James C. Swain) serve as Trustees of the Fund. Holders of OAC Class B and Class
C common stock may put (sell) their shares and vested options to OAC or MassMutual at a formula price (based on earnings of the Manager). MassMutual may exercise call (purchase) options on all outstanding shares of both such classes of common stock and vested options at the same formula price, according to a schedule that will commence on September 30, 1995. Since July 1, 1992, certain officers and/or directors of the Manager (i) sold 295,354 shares of Class B OAC common stock to MassMutual at the formula price, and (ii) surrendered to OAC 436,053 stock appreciation rights issued in tandem with the Class C OAC options. Cash payments aggregating $32,729,119 have or will be made by OAC or MassMutual to such persons (including Messrs. Fossel and Swain, identified above) as follows: one-third of the amount due (i) within 30 days of the transaction, (ii) by the first anniversary following the transaction (with interest), and (iii) by the second anniversary following the transaction (with interest). On December 15, 1993, MassMutual purchased its 350,063 shares of Class C OAC stock from OAC for $17,751,718.

As part of the acquisition of the common stock of OAC, MassMutual also purchased approximately $45 million of subordinated notes of a subsidiary of OAC; the notes are now an obligation of the Manager. In addition to the purchase of such notes, MassMutual holds warrants issued by OAC exercisable over the life of the notes which will allow it to purchase shares of Class C common stock representing approximately 15.4% of the common stock of OAC on a fully diluted basis.

The Manager and its affiliates act as investment advisers to investment companies having combined net assets of more than $25 billion as of December 31, 1993, and having more than 1.8 million shareholder accounts. A Consolidated Statement of Financial Condition of the Manager as of December 31, 1993, is included in this Proxy Statement as Exhibit A.

The names and principal occupations of the executive officers and directors of the Manager are as follows: Jon S. Fossel, Chief Executive Officer and Chairman; Bridget A. Macaskill, President and Director; Donald
W. Spiro, Chairman Emeritus of the Board of Directors; Robert G. Galli and James C. Swain, Vice Chairmen of the Manager; Samuel Freedman, Jr., Director; Robert Doll Jr. and O. Leonard Darling, Executive Vice Presidents; Tilghman G. Pitts, Executive Vice President and Director; Andrew J. Donohue, Executive Vice President and General Counsel; Kenneth Eich, Executive Vice President and Chief Financial Officer; George C. Bowen, Senior Vice President and Treasurer; Victor Babin, Loretta McCarthy, Robert Patterson, Arthur Steinmetz, Ralph Stellmacher, Nancy Sperte and Robert G. Zack, Senior Vice Presidents. The address of Messrs. Bowen, Eich, Freedman and Swain is 3410 South Galena Street, Denver, Colorado 80231. The address of all other officers is Two World Trade Center, New York, New York 10048-0203, which is also the address of the Manager and OAC.

Investment Advisory Agreement. The Fund has an Investment Advisory Agreement with the Manager dated October 22, 1990 (the "Agreement"). The Agreement was submitted to and approved by the Fund's shareholders at a meeting held October 1, 1990, because the acquisition of the Manager by OAC on October 22, 1990, terminated the previous investment advisory agreement. Under the Agreement, the Manager supervises the investment operations of the Fund and the composition of its portfolio and furnishes the Fund advice and recommendations with respect to investments, investment policies and the purchase and sale of securities. The management fee payable monthly to the Manager under the terms of the Agreement is computed on the net assets of the Fund as of the close of business each day at an annual rate of 0.75% on the first $200 million of net assets; 0.72% on the next $200 million; 0.69% on the next $200 million; 0.66% on the next $200 million, 0.60% on the next $200 million; and 0.50% on net assets in excess of $1 billion. During the fiscal year ended June 30, 1993, the Fund paid a management fee of $6,696,256 to the Manager.

Under the Agreement, the Manager supervises the investment operations of the Fund and the composition of its portfolio and furnishes the Fund advice and recommendations with respect to investments, investment policies and the purchase and sale of securities. The Agreement requires the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment as well as to provide, and supervise the activities of, all administrative and clerical personnel required to provide effective administration for the Fund, including the compilation and maintenance of records with respect to its operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund. Expenses not expressly assumed by the Manager under the Agreement or by the distributor of the Fund's shares are paid by the Fund. The Agreement lists examples of expenses paid by the Fund, the major categories of which relate to interest, taxes, brokerage commissions, fees to certain Trustees, legal and audit expenses, custodian and transfer agent expenses, share certificate issuance costs, certain printing and registration costs, and non-recurring expenses, including litigation.

The Agreement contains no expense limitation. However, independently of the Agreement, the Manager has undertaken that the total expenses of the Fund in any year (including the management fee but excluding taxes, interest, brokerage commissions, distribution assistance payments and extraordinary non-recurring expenses such as litigation costs) shall not exceed (and the Manager undertakes to reduce the Fund's management fee in the amount by which such expenses shall exceed) the most stringent applicable state regulatory limitation. The Manager reserves the right to change or eliminate this expense limitation at any time. The payment of the management fee at the end of any month will be reduced or eliminated so that there will not be any accrued but unpaid liability under this expense limitation.

The Agreement provides that in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations under the Agreements, as long as it has acted with due care and in good faith the Manager is not liable for any loss sustained by reason of any investment, the adoption of any investment policy, or the purchase, sale or retention of any security, irrespective of whether the determinations of the Manager relative thereto shall have been based, wholly or partly, upon the investigation or research of any other individual, firm or corporation believed by it to be reliable. The Agreement permits the Manager to act as investment adviser for any other person, firm or corporation and to use the name "Oppenheimer" in connection with any of its activities. If the Manager shall no longer act as investment adviser to the Fund, the right of the Fund to use the name "Oppenheimer" as part of its name may be withdrawn.

Portfolio Transactions. Portfolio decisions are made by the Portfolio manager, under the supervision of executive officers of the Manager. As most purchases made by the Fund are principal transactions at net prices, the Fund does not incur substantial brokerage costs. The Fund deals directly with the selling or purchasing principal or market maker without incurring charges for the services of a broker in its behalf unless it is determined that a better price or execution may be obtained by utilizing the services of broker. Purchases of portfolio securities from underwriters include a commission or concession paid by the issuer to the underwriter, and purchases from dealers include a spread between the bid and asked price. The Fund seeks to obtain prompt execution of orders at the most favorable net prices. Transactions may be directed to brokers or dealers in return for special research and statistical information as well as for services rendered by such brokers or dealers in the execution of orders. The allocation of transactions in order to obtain additional research service permits the Manager to supplement its own research and analysis activities and to make available to the Manager the views and information of individuals and research staffs of other securities firms. The Board of Trustees has permitted the Manager to use concession on fixed price offerings to obtain research, in the same manner as is permitted for agency transactions. The Fund does not direct the handling of purchases or sales of portfolio securities, whether on a principal or agency basis, to brokers or dealers for selling shares of the Fund.

The Manager is authorized by the Agreement to employ such brokers or dealers as may in its best judgment, based on all relevant factors, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable price obtainable) of the Fund's portfolio transactions. Most purchases made by the Fund are principal transactions at net prices, and the Fund incurs little or no brokerage costs.

When brokerage costs are incurred, the Fund's policy is to pay a reasonable commission in terms of the range and quality of the broker's service which benefit the Fund, rather than always to seek the lowest commission cost. The requirement to seek the lowest commission cost could exclude the Fund and the Manager from information, analysis, research and other services which are of value to the Fund, as well as proper execution. In all cases, the Manager is required to be aware of a broker's purported or "posted" commission rates, if any, as may be applicable to the transaction, as well as other information available at the time as to the level of commissions known to be charged on comparable transactions by other qualified brokers.

The Board of Trustees of the Fund has adopted a procedure permitting the combination of purchase or sale transactions in instances in which more than one of the funds managed by the Manager and its affiliates simultaneously elect to effect portfolio transactions in the same security. It is recognized that in some cases this procedure could have a detrimental effect on the price or volume of such securities as far as the Fund is concerned. In other cases, however, it is believed that the ability of the Fund to participate in volume transactions will produce better execution for the Fund.

During the Fund's fiscal year ended June 30, 1993, total brokerage commissions paid by the Fund (not including spreads or concessions on principal transactions on a net trade basis) were $7,850, and $500 was paid to brokers as commissions in return for research services (including special research, statistical information and execution); the aggregate dollar amount of those transactions was $289,375.

Distribution Agreement and Service Contract. Oppenheimer Funds Distributor, Inc. (formerly named Oppenheimer Fund Management, Inc.), a wholly-owned subsidiary of the Manager, is the Distributor of the Fund's shares. For the fiscal year ended June 30, 1993, selling charges on the Fund's shares amounted to $6,953,223, of which the Distributor and an affiliated broker dealer retained $1,564,094 in the aggregate.

Oppenheimer Shareholder Services ("OSS"), a division of the Manager, serves as the Fund's transfer agent and registrar pursuant to a Service Contract under which it is reimbursed by the Fund for its costs in providing those services to the Fund, including the cost of rental of office space. Similar services are provided by OSS to certain other mutual funds advised by the Manager. OSS received $996,646 from the Fund during the fiscal year ended June 30, 1993. The costs described for these services are charged to the respective class as operating expenses and are borne ratably by all shareholders of that class in proportion to their holdings of shares.

RECEIPT OF SHAREHOLDER PROPOSALS

The Fund is not required to hold shareholder meetings on a regular basis. Special meetings of shareholders may be called from time to time by either the Fund or the Shareholders (under special conditions described in the Fund's Statement of Additional Information). Under the proxy rules of the Securities and Exchange Commission, shareholder proposals which meet certain conditions may be included in the Fund's proxy statement and proxy for a particular meeting. Those rules require that for future meetings, the shareholder must be a record or beneficial owner of Fund shares with a value of at least $1,000 at the time the proposal is submitted and for one year prior thereto, and must continue to own such shares through the date on which the meeting is held. Another requirement relates to the timely receipt by the Fund of any such proposal. Under those rules, a proposal submitted for inclusion in the Fund's proxy material for the next meeting after the meeting to which this proxy statement relates must be received by the Fund a reasonable time before the solicitation is made. The fact that the Fund receives a proposal from a qualified shareholder in a timely manner does not ensure its inclusion in the proxy material, since there are other requirements under the proxy rules for such inclusion.

OTHER BUSINESS

Management of the Fund knows of no business other than the matters specified above that will be presented at the Meeting. Since matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy to vote the proxy in accordance with their judgment on such matters.

By Order of the Board of Trustees,


George C. Bowen, Secretary

May 6, 1994

                                                  Exhibit A

INDEPENDENT AUDITORS' REPORT


Oppenheimer Management Corporation:

We have audited the accompanying consolidated statement of financial condition of Oppenheimer Management Corporation and subsidiaries as of December 31, 1993. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated statement of financial condition presents fairly, in all material respects, the financial position of Oppenheimer Management Corporation and subsidiaries at December 31, 1993 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for income taxes to conform with Statement of Financial Accounting Standards No. 109.



DELOITTE & TOUCHE


Denver, Colorado
February 16, 1994

OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

ASSETS                                  NOTES

CURRENT ASSETS:
     Cash                                         $ 31,940,116
     Investments in money market
       mutual funds                                 26,850,605
     Investments in managed mutual funds             4,981,458
     Investments in Zero Coupon U.S.
   Treasuries Trust, at market                       3,897,237
     Accounts receivable:
       Brokers and dealers              2           49,538,320
   Managed mutual funds                 2,3         11,433,524
          Affiliated companies                         100,495
          Income taxes                              13,902,237
          Other                                      4,471,131
     Other current assets                            2,124,857
                                                   -----------

Total current assets                               149,239,980
                                                  -------------
PROPERTY AND EQUIPMENT - Less
  accumulated depreciation and
  amortization of $8,169,031                         8,896,837
                                                    -----------

OTHER ASSETS:
     Intangible assets, net             1          113,445,572
     Deferred sales commissions                     54,452,051
     Deferred charges                                1,550,484
     Other                                           1,607,387
                                                    ----------

Total other assets                                 171,055,494
                                                  ------------




TOTAL                                             $329,192,311

LIABILITIES AND SHAREHOLDER'S EQUITY
                                             NOTES
CURRENT LIABILITIES:
  Accounts payable and accrued
    expenses                                                $ 33,866,353
  Subscriptions payable to managed
    mutual funds                             2                71,371,285
     Payable to brokers and dealers          2                 9,483,935
     Current portion of long-term debt      5,6               17,463,094
                                                            ------------

Total current liabilities                                    132,184,667
                                                          --------------

LONG-TERM LIABILITIES:
  Deferred income taxes4                     4                15,447,486
     Senior debt                             5                59,781,186
     Subordinated notes                      6                44,450,000
                                                             -----------
Total liabilities                                            251,863,339
                                                             -----------

COMMITMENTS                                  1,8

SHAREHOLDER'S EQUITY:                        5,7
     Preferred stock - nonvoting;
          $10 par value; 392,461 shares
          authorized; 25,141 shares
          issued and outstanding                               251,410
     Common Stock - voting; $.10 par
          value; 229,246 shares authorized;
          179,658 shares issued and
          outstanding                                           17,966
     Additional paid-in capital                             49,241,234
     Retained earnings                                      27,818,362
                                                            ----------
Total shareholder's equity                                  77,328,972
                                                        --------------

TOTAL                                                     $329,192,311


See notes to consolidated statement of financial condition.

OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

1.   THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

     Oppenheimer Management Corporation (OMC) and its subsidiaries (collectively, the "Company") are engaged in the business of organizing, promoting, and managing registered investment companies (hereafter referred to as "mutual funds").

     OMC owns all the outstanding stock of Oppenheimer Funds Distributor, Inc., Shareholder Services, Inc. (SSI), HarbourView Asset Management Corporation, Centennial Asset Management Corporation, Oppenheimer Partnership Holdings, Inc., and Shareholder Financial Services, Inc. OMC is a wholly-owned subsidiary of Oppenheimer Acquisition Corporation (OAC), which is controlled by Massachusetts Mutual Life Insurance Company and senior management of OMC.

     Principles of Consolidation - The accompanying consolidated statement of financial condition includes the accounts of OMC and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

     Investments in Money Market Mutual Funds - The Company invests available cash in money market mutual funds managed by the Company. The investments are recorded at cost which equals market.

     Investments in Managed Mutual Funds - The Company owns shares of stock in several of the mutual funds it manages. The shares are purchased at their respective net asset values. The resulting investments are recorded at cost which approximates market.

     Investments in Zero Coupon U.S. Treasuries Trust - The Company is the Sponsor for the Oppenheimer Zero Coupon U.S. Treasuries Trust and has undertaken to maintain a secondary market for units in the Trust. The investments are carried at market.

     Property and Equipment - Property and equipment is recorded at cost. Equipment depreciation expense is provided over the assets' estimated useful lives on the straight-line method. Leasehold improvements are amortized on the straight-line method over the remaining terms of the lease agreements.

     Intangible Assets - Intangible assets at December 31, 1993, are as follows:
                                             Less
                  Useful                Accumulated    Net
                  Lives     Cost        Amortization   Book Value
                  -------   ------      ------------   -----------
 Debt Issuance    7 years   $5,535,450   $(2,999,400)  $2,536,050
   Costs
Management        7 years   38,600,000  (18,840,667)   19,759,333
   Contracts
Goodwill          25 years  100,766,565 (11,671,455)   89,095,110
Other             4-10        4,385,906  (2,330,827)   2,055,079
                     years
                            ----------- ------------   ----------
                            $149,287,921 $(35,842,349)  $113,445,572

   Deferred Sales Commissions - Sales commissions paid to brokers and dealers in connection with sales of shares of certain mutual funds are charged to deferred sales commissions and amortized over six years. Early withdrawal charges received by the Company from redeeming shareholders reduce unamortized deferred sales commissions.

   Stock Appreciation Rights - OAC has granted certain stock appreciation rights relating to OAC's stock to certain employees of OMC. During 1993, OMC recorded $21,603,294 relating to these stock appreciation rights as a credit to additional paid-in capital.

   Income Taxes - OAC files a consolidated federal income tax return which includes the Company. Income taxes are recorded as if the Company files on a separate return basis. During 1993 the Company was required to adopt Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. The asset and liability method prescribed by Statement 109 results in deferred tax assets and liabilities being recorded for the differences between the book and tax basis relating to the Company's assets and liabilities.

   The Company adopted Statement 109 in 1993 and has elected to restate prior years beginning with the 1990 period. The effect of this restatement on prior years has been reflected in retained earnings as of December 31, 1992.


2. TRANSACTIONS WITH BROKERS AND DEALERS

   The Company acts as general distributor for the sale and distribution of shares of several mutual funds. In this capacity, the Company records a receivable when it issues confirmations of all accepted purchase orders to the originating brokers and dealers; at the same time, the Company records a liability to the mutual funds equal to the net asset value of all shares subject to such confirmations. This liability must be paid to the mutual funds within 11 business days unless the trade is canceled. If the originating broker or dealer fails to make timely settlement of its purchase order under the terms of its dealer agreement with the Company, the Company may cancel the purchase order and, at the Company's risk, hold responsible the originating broker or dealer.

   When brokers and dealers place share redemption orders with a fund's distributor, the Company records a receivable from the mutual funds equal to the net asset value of all shares redeemed; at the same time the Company records a corresponding liability payable to the originating brokers.

3. RELATED PARTIES

   The following is a summary of the significant balances, transactions and relationships with affiliated companies and other related parties as of December 31, 1993:

   Officers and Directors of the Company; Shareholders of OAC - Several officers and directors of the Company and shareholders of OAC are also officers and directors or trustees of the mutual funds managed and distributed by the Company.

   Transfer Agents - SSI and Oppenheimer Shareholder Services (OSS), a division of OMC, act as transfer and shareholder servicing agents for the mutual funds managed by the Company and others. Amounts charged to managed mutual funds are based on costs incurred on behalf of the mutual funds pursuant to service agreements between SSI or OSS and the mutual funds. SSI also acts as transfer agent for certain mutual funds not managed by the Company, and amounts charged to those funds are based on fees set by contracts with the respective mutual funds.

   The receivable from managed mutual funds includes $2,466,000 resulting from transfer agency fees and expenditures made on behalf of the mutual funds at December 31, 1993.

4. INCOME TAXES

   As discussed in note 1, the Company adopted Statement 109 in 1993 and has applied the provisions of the Statement retroactively to 1990. The principal effect of this change in accounting for income taxes related to the remeasurement of the 1990 acquisition of Maximum Holdings, Inc. and resulted in the recording of goodwill in the amount of $13,800,000 and deferred taxes payable in the same amount. In addition, retained earnings at December 31, 1992 was increased by $2,001,702 to reflect the effects of the restatement as of that date.

   Deferred tax assets of $20,165,000 have been recorded in the accompanying financial statements. These amounts primarily relate to the benefit associated with certain state tax loss carryforwards and compensation not deductible for tax purposes until paid. A valuation allowance has not been recorded with respect to this deferred tax asset. Deferred tax liabilities of $35,612,000 have also been recorded. These amounts relate primarily to the current deduction, for tax purposes, of deferred sales commissions which are amortized over six years for book purposes and the difference in book and tax basis relating to certain management contracts.

   The Company has certain net operating loss carryforwards relating to various states. If not used in the interim, these losses will generally expire on December 31, 2008.

5. SENIOR DEBT

   At December 31, 1993, the Company has outstanding $77.2 million of Senior Debt borrowed from five banks. This amount is comprised of a term loan of $23.7 million due September 30, 1997 and $53.5 million outstanding on a $75 million revolving credit. The revolving credit is subject to annual renewal, and, if not renewed, is repayable in four annual installments. The debt bears interest at the Company's election at the rate for Eurodollar deposits plus 1 1/2% or the higher of the prime rate, plus 1/2% or the federal funds rate plus 1/2%. The credit agreement contains covenants requiring certain minimum financial tests and restrictions on capital expenditures, investments, indebtedness and dividends. At December 31, 1993, the Company was in compliance with the terms of the credit agreement.
   In addition, the banks have also received a pledge of the shares of the Company's subsidiaries and guarantees of certain subsidiaries. Borrowings under the credit agreement are collateralized by certain assets of the Company.

   The mandatory principal repayment schedule for the term loan is as follows (000's):
                        1994      $ 10,000
                        1995        12,000
                        1996         1,700
                                  --------
                                  $ 23,700
                                  ========

   The credit agreement has certain provisions whereby specified amounts of excess cash flow on a semi-annual basis, as defined in the agreement, must be applied to reduce the outstanding loan balance. There are no prepayment penalties.

   The Company has entered into interest rate swap agreements whereby certain banks have agreed to pay the Company interest on a floating rate (Eurodollar) basis and the Company has agreed to pay the banks interest on a fixed rate basis. At December 31, 1993, the Company has fixed an interest rate of 10.00% on $29,000,000 of the Senior Debt. The interest rate swap agreements mature December 31, 1994.

   The Company is exposed to credit loss in the event of non-performance by the other parties to the interest rate swap agreements; however, the Company does not anticipate non-performance by the counterparties. Based on borrowing rates currently available to the Company for senior and subordinated loans with similar terms, maturities and prepayment options, the Company estimates that the fair value of its interest bearing debt and the related interest rate swap agreements is $124.6 million as compared to the carrying amount shown on the balance sheet of $121.7 million.


6. SUBORDINATED NOTES

   Pursuant to a Note Agreement as amended and restated as of November 24, 1992 (the Note Agreement), the Company issued to a group of insurance companies owned by Massachusetts Mutual Life Insurance Company, $44,450,000 face amount of Subordinated Notes (Notes) due October 31, 2000. The Notes are subordinated to the Senior Debt obligations, (see Note 5). The Notes require semi-annual interest payments at a rate of 14% on October 31 and April 30 of each year. The Company may make optional prepayments of Notes, with a penalty, beginning November 1, 1995. The Note Agreement contains covenants requiring certain minimum financial tests and restrictions on capital expenditures, investments, indebtedness and dividends. At December 31, 1993, the Company was in compliance with the terms of the Note Agreement.

   The mandatory principal repayment schedule for the Notes is as follows (000's):
                         1998      $14,800
                         1999       14,825
                         2000       14,825
                                   -------
                                   $44,450
                                   =======

7. SHAREHOLDER'S EQUITY

   The following table summarizes the various series and classes of preferred and common stocks that are authorized, issued and outstanding as of December 31, 1993:


                                          Shares
                               ---------------------------
                                                Issued and
                               Authorized      Outstanding    Amount
Preferred stock -  non-voting;
 $10 par value:
   Series A - $15.00
     non-cumulative,
     non-convertible              1,350
   Series B - $1.50
     non-cumulative,
     non-convertible            186,500
   Series C - $1.00
     cumulative,
     non-convertible             12,150          12,150        $121,500
   Series D - $.60
     cumulative,
     convertible:
       Class A                  161,523
       Class B                   30,938          12,991        129,910
                                ---------------------------------------
Total                            392,461         25,141       $251,410
                                 =======         ======       ========


   Common stock - voting; $.10
    par value:
      Common shares              212,461        162,873      $ 16,287
      Class A common shares       16,785         16,785         1,679
                                 ------------------------------------

   Total                         229,246        179,658      $ 17,966
                                 =======        =======      ========

   The outstanding preferred shares are redeemable, at the option of the Company, at $10 per share plus all accrued and unpaid dividends. In the event of dissolution or liquidation, the preferred shareholders are entitled to receive these same amounts before any distributions are made to the common shareholder. The Series D Preferred Shares are convertible, at the option of the shareholder, into common shares on a one-for-one basis.


8. COMMITMENTS

   Leases - The Company rents office space and certain computer and other equipment under leases expiring during the next 15 years. At December 31, 1993, the aggregate minimum annual rentals under noncancelable operating leases were as follows:


                 Years Ending
                 December 31
                 ------------

                   1994          $ 6,237,568
                   1995            4,406,666
                   1996            3,513,503
                   1997            2,573,471
                   1998            2,223,802
                   Thereafter     10,660,288
                                 -----------
                                 $29,615,298
                                 ===========


                                                            Exhibit B

SERVICE PLAN AND AGREEMENT BETWEEN OPPENHEIMER FUNDS DISTRIBUTOR, INC. AND OPPENHEIMER HIGH YIELD FUND FOR CLASS A SHARES

SERVICE PLAN AND AGREEMENT (the "Plan") dated the 21st day of June, 1994, by and between OPPENHEIMER HIGH YIELD FUND (the "Fund") and
OPPENHEIMER FUNDS DISTRIBUTOR, INC. (the "Distributor").

1. The Plan. This Plan is the Fund's written service plan for its Class A Shares described in the Fund's registration statement as of the date this Plan takes effect, contemplated by and to comply with Article III, Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, pursuant to which the Fund will reimburse the Distributor for a portion of its costs incurred in connection with the personal service and the maintenance of shareholder accounts ("Accounts") that hold Class A Shares (the "Shares") of such series and class of the Fund. The Fund may be deemed to be acting as distributor of securities of which it is the issuer, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"), according to the terms of this Plan. The Distributor is authorized under the Plan to pay "Recipients," as hereinafter defined, for rendering services and for the maintenance of Accounts. Such Recipients are intended to have certain rights as third-party beneficiaries under this Plan.

2. Definitions. As used in this Plan, the following terms shall have the following meanings:

(a) "Recipient" shall mean any broker, dealer, bank or other institution which: (i) has rendered services in connection with the personal service and maintenance of Accounts; (ii) shall furnish the Distributor (on behalf of the Fund) with such information as the Distributor shall reasonably request to answer such questions as may arise concerning such service; and (iii) has been selected by the Distributor to receive payments under the Plan. Notwithstanding the foregoing, a majority of the Fund's Board of Trustees (the "Board") who are not "interested persons" (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements relating to this Plan (the "Independent Trustees") may remove any broker, dealer, bank or other institution as a Recipient, whereupon such entity's rights as a third-party beneficiary hereof shall terminate.

(b) "Qualified Holdings" shall mean, as to any Recipient, all Shares owned beneficially or of record by: (i) such Recipient, or (ii) such customers, clients and/or accounts as to which such Recipient is a fiduciary or custodian or co-fiduciary or co-custodian (collectively, the "Customers"), but in no event shall any such Shares be deemed owned by more than one Recipient for purposes of this Plan. In the event that two entities would otherwise qualify as Recipients as to the same Shares, the Recipient which is the dealer of record on the Fund's books shall be deemed the Recipient as to such Shares for purposes of this Plan.

3. Payments.

(a) Under the Plan, the Fund will make payments to the Distributor, within forty-five (45) days of the end of each calendar quarter, in the amount of the lesser of: (i) .0625% (.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of the Shares computed as of the close of each business day of Qualified Holdings, or (ii) the Distributor's actual expenses under the Plan for that quarter of the type approved by the Board. The Distributor will use such fee received from the Fund in its entirety to reimburse itself for payments to Recipients and for its other expenditures and costs of the type approved by the Board incurred in connection with the personal service and maintenance of Accounts including, but not limited to, the services described in the following paragraph. The Distributor may make Plan payments to any "affiliated person" (as defined in the 1940
Act) of the Distributor if such affiliated person qualifies as a Recipient.

The services to be rendered by the Distributor and Recipients in connection with the personal service and the maintenance of Accounts may include, but shall not be limited to, the following: answering routine inquiries from the Recipient's customers concerning the Fund, providing such customers with information on their investment in shares, assisting in the establishment and maintenance of accounts or sub-accounts in the Fund, making the Fund's investment plans and dividend payment options available, and providing such other information and customer liaison services and the maintenance of Accounts as the Distributor or the Fund may reasonably request. It may be presumed that a Recipient has provided services qualifying for compensation under the Plan if it has Qualified Holdings of Shares to entitle it to payments under the Plan. In the event that either the Distributor or the Board should have reason to believe that, notwithstanding the level of Qualified Holdings, a Recipient may not be rendering appropriate services, then the Distributor, at the request of the Board, shall require the Recipient to provide a written report or other information to verify that said Recipient is providing appropriate services in this regard. If the Distributor still is not satisfied, it may take appropriate steps to terminate the Recipient's status as such under the Plan, whereupon such entity's rights as a third-party beneficiary hereunder shall terminate.

Payments received by the Distributor from the Fund under the Plan will not be used to pay any interest expense, carrying charges or other financial costs, or allocation of overhead by the Distributor, or for any other purpose other than for the payments described in this Section
3. The amount payable to the Distributor each quarter will be reduced to the extent that reimbursement payments otherwise permissible under the Plan have not been authorized by the Board of Trustees for that quarter. Any unreimbursed expenses incurred for any quarter by the Distributor may not be recovered in later periods.

(b) The Distributor shall make payments to any Recipient quarterly, within forty-five (45) days of the end of each calendar quarter, at a rate not to exceed .0625% (.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of the Shares computed as of the close of each business day of Qualified Holdings owned beneficially or of record by the Recipient or by its Customers. However, no such payments shall be made to any Recipient for any such quarter in which its Qualified Holdings do not equal or exceed, at the end of such quarter, the minimum amount ("Minimum Qualified Holdings"), if any, to be set from time to time by a majority of the Independent Trustees. A majority of the Independent Trustees may at any time or from time to time increase or decrease and thereafter adjust the rate of fees to be paid to the Distributor or to any Recipient, but not to exceed the rate set forth above, and/or increase or decrease the number of shares constituting Minimum Qualified Holdings. The Distributor shall notify all Recipients of the Minimum Qualified Holdings and the rate of payments hereunder applicable to Recipients, and shall provide each Recipient with written notice within thirty (30) days after any change in these provisions. Inclusion of such provisions or a change in such provisions in a revised current prospectus shall constitute sufficient notice.

(c) Under the Plan, payments may be made to Recipients: (i) by Oppenheimer Management Corporation ("OMC") from its own resources
(which may include profits derived from the advisory fee it receives from the Fund), or (ii) by the Distributor (a subsidiary of OMC), from its own resources.

4. Selection and Nomination of Trustees. While this Plan is in effect, the selection or replacement of Independent Trustees and the nomination of those persons to be Trustees of the Fund who are not "interested persons" of the Fund shall be committed to the discretion of the Independent Trustees. Nothing herein shall prevent the Independent Trustees from soliciting the views or the involvement of others in such selection or nomination if the final decision on any such selection and nomination is approved by a majority of the incumbent Independent Trustees.

5. Reports. While this Plan is in effect, the Treasurer of the Fund shall provide at least quarterly a written report to the Fund's Board for its review, detailing the amount of all payments made pursuant to this Plan, the identity of the Recipient of each such payment, and the purposes for which the payments were made. The report shall state whether all provisions of Section 3 of this Plan have been complied with. The Distributor shall annually certify to the Board the amount of its total expenses incurred that year with respect to the personal service and maintenance of Accounts in conjunction with the Board's annual review of the continuation of the Plan.

6. Related Agreements. Any agreement related to this Plan shall be in writing and shall provide that: (i) such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by a vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities of the Class, on not more than sixty days written notice to any other party to the agreement; (ii) such agreement shall automatically terminate in the event of its "assignment" (as defined in the 1940
Act); (iii) it shall go into effect when approved by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such agreement; and (iv) it shall, unless terminated as herein provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7. Effectiveness, Continuation, Termination and Amendment. This Plan has been approved by a vote of the Independent Trustees cast in person at a meeting called on April 26, 1994 for the purpose of voting on this Plan, and takes effect as of July 1, 1994, whereupon it replaces the Service Plan and Agreement dated June 22, 1993. Unless terminated as hereinafter provided, it shall continue in effect until October 31, 1994 and from year to year thereafter or as the Board may otherwise determine only so long as such continuance is specifically approved at least annually by the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.
This Plan may be terminated at any time by vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities of the Class. This Plan may not be amended to increase materially the amount of payments to be made without approval of the Class A Shareholders, in the manner described above, and all material amendments must be approved by a vote of the Board and of the Independent Trustees.

8. Disclaimer of Shareholder and Trustee Liability. The Distributor understands that the obligations of the Fund under this Plan are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund and the Fund's property. The Distributor represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

                                                         Exhibit C

DISTRIBUTION AND SERVICE PLAN AND AGREEMENT WITH OPPENHEIMER FUNDS DISTRIBUTOR, INC. FOR CLASS B SHARES OF OPPENHEIMER HIGH YIELD FUND


DISTRIBUTION AND SERVICE PLAN AND AGREEMENT (the "Plan") dated the 21st day of June, 1994 by and between OPPENHEIMER HIGH YIELD FUND (the
"Fund") and OPPENHEIMER FUNDS DISTRIBUTOR, INC. (the "Distributor").

1. The Plan. This Plan is the Fund's written distribution and service plan for Class B shares of the Fund (the "Shares"), contemplated by Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act"), pursuant to which the Fund will compensate the Distributor for a portion of its costs incurred in connection with the distribution of Shares, and the personal service and maintenance of shareholder accounts that hold Shares ("Accounts"). The Fund may act as distributor of securities of which it is the issuer, pursuant to the Rule, according to the terms of this Plan. The Distributor is authorized under the Plan to pay "Recipients," as hereinafter defined, for rendering (1) distribution assistance in connection with the sale of Shares and/or (2) administrative support services with respect to Accounts. Such Recipients are intended to have certain rights as third-party beneficiaries under this Plan. The terms and provisions of this Plan shall be interpreted and defined in a manner consistent with the provisions and definitions contained in (i) the 1940 Act, (ii) the Rule, (iii) Article III, Section 26, of the Rules of Fair Practice of the National Association of Securities Dealers, Inc., or its successor (the "NASD Rules of Fair Practice") and (iv) any conditions pertaining either to distribution related expenses or to a plan of distribution, to which the Fund is subject under any order on which the Fund relies, issued at any time by the Securities and Exchange Commission.

2. Definitions. As used in this Plan, the following terms shall have the following meanings:

(a) "Recipient" shall mean any broker, dealer, bank or other institution which: (i) has rendered assistance (whether direct, administrative or both) in the distribution of Shares or has provided administrative support services with respect to Shares held by Customers (defined below) of the Recipient; (ii) shall furnish the Distributor (on behalf of the Fund) with such information as the Distributor shall reasonably request to answer such questions as may arise concerning the sale of Shares; and (iii) has been selected by the Distributor to receive payments under the Plan. Notwithstanding the foregoing, a majority of the Fund's Board of Trustees (the "Board") who are not "interested persons" (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements relating to this Plan (the "Independent Trustees") may remove any broker, dealer, bank or other institution as a Recipient, whereupon such entity's rights as a third-party beneficiary hereof shall terminate.

(b) "Qualified Holdings" shall mean, as to any Recipient, all Shares owned beneficially or of record by: (i) such Recipient, or (ii) such customers, clients and/or accounts as to which such Recipient is a fiduciary or custodian or co-fiduciary or co-custodian (collectively, the "Customers"), but in no event shall any such Shares be deemed owned by more than one Recipient for purposes of this Plan. In the event that two entities would otherwise qualify as Recipients as to the same Shares, the Recipient which is the dealer of record on the Fund's books shall be deemed the Recipient as to such Shares for purposes of this Plan.

3. Payments for Distribution Assistance and Administrative Support
Services.

(a) The Fund will make payments to the Distributor, (i) within forty-five (45) days of the end of each calendar quarter, in the aggregate amount of 0.0625% (0.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of the Shares computed as of the close of each business day (the "Service Fee"), plus
(ii) within ten (10) days of the end of each month, in the aggregate amount of 0.0625% (0.75% on an annual basis) of the average during the month of the aggregate net asset value of Shares computed as of the close of each business day (the "Asset Based Sales Charge") outstanding for six years or less (the "Maximum Holding Period"). Such Service Fee payments received from the Fund will compensate the Distributor and Recipients for providing administrative support services of the type approved by the Board with respect to Accounts. Such Asset Based Sales Charge payments received from the Fund will compensate the Distributor and Recipients for providing distribution assistance in connection with the sales of Shares.

The administrative support services in connection with the Accounts to be rendered by Recipients may include, but shall not be limited to, the following: answering routine inquiries concerning the Fund, assisting in the establishment and maintenance of accounts or sub-accounts in the Fund and processing Share redemption transactions, making the Fund's investment plans and dividend payment options available, and providing such other information and services in connection with the rendering of personal services and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

The distribution assistance in connection with the sale of Shares to be rendered by the Distributor and Recipients may include, but shall not be limited to, the following: distributing sales literature and prospectuses other than those furnished to current holders of the Fund's Shares ("Shareholders"), and providing such other information and services in connection with the distribution of Shares as the Distributor or the Fund may reasonably request.

It may be presumed that a Recipient has provided distribution assistance or administrative support services qualifying for payment under the Plan if it has Qualified Holdings of Shares to entitle it to payments under the Plan. In the event that either the Distributor or the Board should have reason to believe that, notwithstanding the level of Qualified Holdings, a Recipient may not be rendering appropriate distribution assistance in connection with the sale of Shares or administrative support services for Accounts, then the Distributor, at the request of the Board, shall require the Recipient to provide a written report or other information to verify that said Recipient is providing appropriate distribution assistance and/or services in this regard. If the Distributor still is not satisfied, it may take appropriate steps to terminate the Recipient's status as such under the Plan, whereupon such entity's rights as a third-party beneficiary hereunder shall terminate.

(b) The Distributor shall make service fee payments to any Recipient quarterly, within forty-five (45) days of the end of each calendar quarter, at a rate not to exceed 0.0625% (0.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of Shares computed as of the close of each business day, constituting Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than the minimum period (the "Minimum Holding Period"), if any, to be set from time to time by a majority of the Independent Trustees. Alternatively, the Distributor may, at its sole option, make service fee payments ("Advance Service Fee Payments") to any Recipient quarterly, within forty-five (45) days of the end of each calendar quarter, at a rate not to exceed (i) 0.25% of the average during the calendar quarter of the aggregate net asset value of Shares, computed as of the close of business on the day such Shares are sold, constituting Qualified Holdings sold by the Recipient during that quarter and owned beneficially or of record by the Recipient or by its Customers, plus
(ii) 0.0625% (0.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of Shares computed as of the close of each business day, constituting Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than one (1) year, subject to reduction or chargeback so that the Advance Service Fee Payments do not exceed the limits on payments to Recipients that are, or may be, imposed by
Article III, Section 26, of the NASD Rules of Fair Practice. In the event Shares are redeemed less than one year after the date such Shares were sold, the Recipient is obligated and will repay to the Distributor on demand a pro rata portion of such Advance Service Fee Payments, based on the ratio of the time such shares were held to one (1) year. The Advance Service Fee Payments described in part (i) of the preceding sentence may, at the Distributor's sole option, be made more often than quarterly, and sooner than the end of the calendar quarter. However, no such payments shall be made to any Recipient for any such quarter in which its Qualified Holdings do not equal or exceed, at the end of such quarter, the minimum amount ("Minimum Qualified Holdings"), if any, to be set from time to time by a majority of the Independent Trustees. A majority of the Independent Trustees may at any time or from time to time decrease and thereafter adjust the rate of fees to be paid to the Distributor or to any Recipient, but not to exceed the rate set forth above, and/or direct the Distributor to increase or decrease the Maximum Holding Period, the Minimum Holding Period or the Minimum Qualified Holdings. The Distributor shall notify all Recipients of the Minimum Qualified Holdings, Maximum Holding Period or Minimum Holding Period, if any, and the rate of payments hereunder applicable to Recipients, and shall provide each Recipient with written notice within thirty (30) days after any change in these provisions. Inclusion of such provisions or a change in such provisions in a revised current prospectus shall constitute sufficient notice. The Distributor may make Plan payments to any "affiliated person" (as defined in the 1940
Act) of the Distributor if such affiliated person qualifies as a Recipient.

(c) The Distributor is entitled to retain from the payments described in Section 3(a) the aggregate amount of (i) the Service Fee on Shares outstanding for less than the Minimum Holding Period plus (ii) the Asset-Based Sales Charge on Shares outstanding for not more than the Maximum Holding Period, in each case computed as of the close of each business day during that period and subject to reduction or elimination of such amounts under the limits to which the Distributor is, or may become, subject under Article III, Section 26, of the NASD Rules of Fair Practice. Such amount is collectively referred to as the "Quarterly Limitation." The distribution assistance and administrative support services in connection with the sale of Shares to be rendered by the Distributor may include, but shall not be limited to, the following: (i) paying sales commissions to any broker, dealer, bank or other institution that sell Shares, and/or paying such persons Advance Service Fee Payments in advance of, and/or greater than, the amount provided for in Section 3(a) of this Agreement; (ii) paying compensation to and expenses of personnel of the Distributor who support distribution of Shares by Recipients; (iii) paying of or reimbursing the Distributor for interest and other borrowing costs on unreimbursed Carry Forward Expenses (as hereafter defined) at the rate paid by the Distributor or, if such amounts are financed by the Distributor from its own resources or by an affiliate, at the rate of 1% per annum above the prime rate (which shall mean the most preferential interest rate on corporate loans at large U.S. money center commercial banks) then being reported in the Eastern edition of the Wall Street Journal (or if such prime rate is no longer so reported, such other rate as may be designated from time to time by the Distributor with the approval of the Independent Trustees); (iv) other direct distribution costs of the type approved by the Board, including without limitation the costs of sales literature, advertising and prospectuses (other than those furnished to current Shareholders) and state "blue sky" registration expenses; and (v) any service rendered by the Distributor that a Recipient may render pursuant to part (a) of this Section 3. The Distributor's costs of providing the above-mentioned services are hereinafter collectively referred to as "Distribution and Service Costs." "Carry Forward Expenses" are Distribution and Service Costs that are not paid in the fiscal quarter in which they arise because they exceed the Quarterly Limitation. In the event that the Board should have reason to believe that the Distributor may not be rendering appropriate distribution assistance or administrative support services in connection with the sale of Shares, then the Distributor, at the request of the Board, shall provide the Board with a written report or other information to verify that the Distributor is providing appropriate services in this regard.

(d) The excess in any fiscal quarter of (i) the Quarterly Limitation plus any contingent deferred sales charge ("CDSC") payments recovered by the Distributor on the proceeds of redemption of Shares over (ii) Distribution and Service Costs during that quarter, shall be applied in the following order of priority: first to interest on unreimbursed Carry Forward Expenses, second to reduce any unreimbursed Carry Forward Expenses, third to reduce Distribution and Service Costs during that quarter, and fourth, to reduce the Asset Based Sales Charge payments by the Fund to the Distributor in that quarter. Carry Forward Expenses shall be carried forward by the Fund until payment can be made under the Quarterly Limitation.

(e) Under the Plan, payments may be made to Recipients: (i) by Oppenheimer Management Corporation ("OMC") from its own resources (which may include profits derived from the advisory fee it receives from the Fund), or (ii) by the Distributor (a subsidiary of OMC), from its own resources, from Asset Based Sales Charge payments or from its borrowings.

4. Selection and Nomination of Trustees. While this Plan is in effect, the selection and nomination of those persons to be Trustees of the Fund who are not "interested persons" of the Fund ("Disinterested Trustees") shall be committed to the discretion of such Disinterested Trustees. Nothing herein shall prevent the Disinterested Trustees from soliciting the views or the involvement of others in such selection or nomination if the final decision on any such selection and nomination is approved by a majority of the incumbent Disinterested Trustees.

5. Reports. While this Plan is in effect, the Treasurer of the Fund shall provide at least quarterly a written report to the Fund's Board for its review, detailing distribution expenditures properly attributable to the Shares, including the amount of all payments made pursuant to this Plan, the identity of the Recipient of each such payment, the amount paid to the Distributor and the Distribution and Service Costs and Carry Forward Expenses for that period. The report shall state whether all provisions of Section 3 of this Plan have been complied with. The Distributor shall annually certify to the Board the amount of its total expenses incurred that year and its total expenses incurred in prior years and not previously recovered with respect to the distribution of Shares in conjunction with the Board's annual review of the continuation of the Plan.

6. Related Agreements. Any agreement related to this Plan shall be in writing and shall provide that: (i) such agreement may be terminated at any time, without payment of any penalty, by a vote of a majority of the Independent Trustees or by a vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities of the Class, on not more than sixty days written notice to any other party to the agreement; (ii) such agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act); (iii) it shall go into effect when approved by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such agreement; and (iv) it shall, unless terminated as herein provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7. Effectiveness, Continuation, Termination and Amendment. This Plan has been approved by a vote of the Board and its Independent Trustees cast in person at a meeting called on April 26, 1994 for the purpose of voting on this Plan, and takes effect as of June 21, 1994, whereupon it replaces the Distribution and Service Plan and Agreement dated June 22, 1993. Unless terminated as hereinafter provided, it shall continue in effect until October 31, 1994 and from year to year thereafter or as the Board may otherwise determine only so long as such continuance is specifically approved at least annually by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance. This Plan may not be amended to increase materially the amount of payments to be made without approval of the Class B Shareholders, in the manner described above, and all material amendments must be approved by a vote of the Board and of the Independent Trustees. This Plan may be terminated at any time by vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities of the Class. In the event of such termination, the Board and its Independent Trustees shall determine whether the Distributor is entitled to payment from the Fund of all Carry Forward Expenses and related costs properly incurred in respect of Shares sold prior to the effective date of such termination, and whether the Fund shall continue to make payment to the Distributor in the amount the Distributor is entitled to retain under part (c) of Section 3 hereof, until such time as the Distributor has been reimbursed for all such amounts by the Fund and by retaining CDSC payments.

8. Disclaimer of Shareholder Liability. The Distributor understands that the obligations of the Fund under this Plan are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund and the Fund's property. The Distributor represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

                 OPPENHEIMER HIGH YIELD FUND


By: ________________________________________



         OPPENHEIMER FUNDS DISTRIBUTOR, INC.


By: ________________________________________